EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of EGA Emerging Global Shares Trust and to the use of our report dated May 21, 2010 on the financial statements and financial highlights of Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund, Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund, Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund, and Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund, each a series of shares of beneficial interest of EGA Emerging Global Shares Trust.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
July 28, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of EGA Emerging Global Shares Trust and to the use of our report dated May 21, 2010 on the financial statements and financial highlights of Emerging Global Shares INDXX China Infrastructure Index Fund and Emerging Global Shares INDXX Brazil Infrastructure Index Fund, each a series of shares of beneficial interest of EGA Emerging Global Shares Trust.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
July 28, 2010